EXHIBIT 10.9

Lease Contract

Party A: Xu Shujun
Party B: Tonghua Tongdetang Pharmaceutical Company
Party A and Party B agree to conclude the contract according to the Contract Law of the People’s Republic of China and relevant regulations.
Article 1: Status of house
1.	Address: No. 566 Heping Road, Jianshe Street
2.	Building area: 2448.57 square meters

Article 2: Term
1.	From Nov. 1 of 2006 to Oct. 31 of 2011, covering 5 years.
2.	Party B has the priority to lease the house after the contract expires, and it shall notify Party A in advance of 6 months, and Party A shall reply within one month after receiving the notice.
Article 3: deposit
1.	Rent: 30000 Yuan/month for the first year; 35000 Yuan/month for the second; 40000 Yuan/month for the third year; 45000 Yuan/month for the fourth year; 50000 Yuan/month for the fifth year;
2.	The rent shall be paid once a quarter.
Article 5: decoration
1.	Party B has right to decorate the house with the permission of Party A;
2.	Party B shall not disobey the relevant laws when implementing the decoration.
3.	The main decoration structure shall not be damaged after the lease term.
Article 6: House use and maintenance
1.	Party A has the responsibilities to manage and protect the house.
2.	Party B has obligations to maintain and repair the non-natural damage of the house.
Article 7: obligation f Party A
1.	Waterproof handling of building cover;
2.	The two parties shall assume the land use fees after signing the agreement, and other fees shall be assumed by Party B;
3.	Assist Party B to coordinate the house heating fees;

4.	Allow Party b to lease part of the house, which shall be approved by Party A; and Party B shall not use it to operate the same industry and products with Party A;
Article 8: Obligations of Party B
1.	Party B shall repair and maintain the damaged facilities owing to its responsibility, and it shall assume the relevant obligations caused by non-prompt maintenance.
2.	Pay the rent as well as other relevant fees in time;
3.	Party B shall not take up the power distribution room that is used by Party A.
Article 9: change of contract main part
1.
The change of house ownership in the lease term cannot affect this contract. Party B shall tell the situation of the transferred house, but it needs not to get the approval of Party A. After transfer, the house owner becomes Party A of the contract.

2.	The changed organizational institute shall continue to perform this contract within the term.
Article 10: termination
1.	Party A has right to terminate the contract and requires Party B to compensate for the economic loss if one of the following situation happened:
(1)	Party B uses the house to take illegal activities;
(2)	Party B doesn’t pay the rent according to the agreed term.
2.	Party B has right to terminate the contract and requires Party A to compensate for the economic loss if one of the following situation happened:
(1)	Party A delivers the house after one month of the regulated term in the contract;
(2)	Party A operates in the house of Party B without the advance notice, which affects the normal activities of Party B.
Article 11: obligations for breach of contract
Party A will violate the contract if one of the following situations occurred:
(1)	It doesn’t comply with the contract to provide the house;
(2)	It violates other items of the contract.
Party B will violate the contract within 15 days after receiving the written notice of Party A if one of the following situations occurred:
(1)	It doesn’t pay the rent in time;

(2)	It doesn’t deliver the house in time after the contract expires;
(3)	It damages the house and facilities or changes the structure, which cause the loss of Party A.
(4)	It violates other items of the contract.
Article 12: force majeure
Both parties shall not assume the obligations if there is the force majeure, and the relevant party shall notify the other party within 15 days after the force majeure and provide the certificate. Within the reasonable time, the party shall continue to perform the contract.
Article 13: applicable laws and disputes handling
Both parties will solve the disputes arising from execution of the contract through friendly consultation, or mediation by the related department. In case the agreement cannot be reached, any party may resort to arbitration commission for arbitration over the matter.

Article 14: provisions
1.	Any party shall not change or revise the contract without confirmation of the two parties;
2.
The two parties shall use the written form to change or supplement the contract, and make it as the attachment of the contract with the signature and seal of two parties, with the same legal effect of the contract;

3.	This contract has two copies, with both parties holding one respectively, and it will take effect after signing and sealing.
Party A: Xu Shujun             Party B: Tonghua Tongdetang Pharmaceutical Company

Oct. 25, 2008